    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2001


                                                      REGISTRATION NO. 333-69846
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          FIVE STAR QUALITY CARE, INC.

             (Exact name of registrant as specified in its charter)

           MARYLAND                        8051                    04-3516029
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458
                                 (617) 796-8387

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          EVRETT W. BENTON, PRESIDENT
                          FIVE STAR QUALITY CARE, INC.
                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458
                                 (617) 796-8387

 (Name, address, including zip code, telephone number, including area code, of agent for service)

                         ------------------------------

                                    COPY TO:
                             WILLIAM J. CURRY, ESQ.
                            SULLIVAN & WORCESTER LLP
                             ONE POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 338-2800
                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The Registrant has filed this Pre-Effective Amendment No. 3 to Registration Statement to modify Exhibit 5.2.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities. All such fees and expenses are to be paid by Senior Housing Properties Trust.

Registration Fee Under Securities Act of 1933...............  $   12,529
Blue Sky Fees and Expenses..................................       1,000
American Stock Exchange Listing Fee.........................      25,000
Legal Fees and Expenses.....................................     750,000
Accounting Fees and Expenses................................     450,000
Printing and Engraving......................................     400,000
Distribution Agent, Transfer Agent and Registrar Fees and
  Expenses..................................................      25,000
Miscellaneous Fees and Expenses.............................      86,471
Total:......................................................  $1,750,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

    The Company's charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonably expenses in advance of final disposition of a proceeding to
(i) any present or former director or officer or (ii) any individual who, while a director and at the Company's request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her status as a present or former director or officer of the Company. The Company's bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Company's charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceedings and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the Maryland General Corporation Law, the Company's bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Company's bylaws and (2) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

    On September 17, 2001, we issued 1,000 shares of common stock to Senior Housing Properties Trust for $1,000 in connection with our organization under Maryland law.

    No underwriters were used in the foregoing transaction. The sale of securities described above were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:


EXHIBIT NO.                                        DESCRIPTION
-----------                ------------------------------------------------------------
      2.1*                 Form of Agreement of Merger among the Registrant, FSQ
                           Acquisition, Inc. and FSQ, Inc.
      3.1*                 Articles of Amendment and Restatement of the Registrant
      3.2*                 Amended and Restated Bylaws of the Registrant
      4.1*                 Specimen Certificate for shares of common stock of the
                           Registrant
      4.2*                 Description of Capital Stock (contained in Exhibits 3.1 and
                           3.2)
      5.1*                 Legal Opinion of Sullivan & Worcester LLP
      5.2                  Legal Opinion of Ballard Spahr Andrews & Ingersoll, LLP
      8.1*                 Legal Opinion of Sullivan & Worcester LLP re: tax matters
     10.1*                 Form of Transaction Agreement by and among Senior Housing
                           Properties Trust, certain subsidiaries of Senior Housing
                           Properties Trust party thereto, the Registrant, certain
                           subsidiaries of the Registrant party thereto, FSQ, Inc.,
                           Hospitality Properties Trust, HRPT Properties Trust and Reit
                           Management & Research LLC
     10.2*                 Stock Purchase Agreement among Senior Housing Properties
                           Trust, SNH/CSL Properties Trust, Crestline Capital
                           Corporation and CSL Group, Inc., dated August 9, 2001
     10.2(a)*              Amendment to Stock Purchase Agreement among Senior Housing
                           Properties Trust, SNH/CSL Properties Trust, Crestline
                           Capital Corporation and CSL Group, Inc. dated November 5,
                           2001
    #10.3*                 Form of Operating Agreement
    #10.4*                 Form of Pooling Agreement
     10.5*                 Form of Shared Services Agreement between the Registrant and
                           Reit Management & Research LLC
     10.6*                 Form of Master Lease Agreement by and among certain
                           affiliates of Senior Housing Properties Trust, as Landlords, and Five Star Quality Care Trust, as Tenant, relating to the
                           56 properties managed by FSQ, Inc.
     10.7*                 Form of Master Lease Agreement by and among certain
                           affiliates of Senior Housing Properties Trust, as Landlords, and FS Tenant Holding Company Trust, as Tenant, relating to the 31 properties managed by Marriott Senior Living
                           Services, Inc.
     10.8*                 2001 Stock Option and Stock Incentive Plan
     10.9*                 Form of Guaranty Agreement made by the Registrant, as
                           Guarantor, for the benefit of the Landlords under the Form of Master Lease Agreement relating to the 56 properties
                           managed by FSQ, Inc.
     10.10*                Form of Guaranty Agreement made by the Registrant, as
                           Guarantor, for the benefit of the Landlords under the Form of Master Lease Agreement relating to the 31 properties
                           managed by Marriott Senior Living Services, Inc.
     10.11*                Form of Pledge of Shares of Beneficial Interest Agreement
                           made by the Registrant for the benefit of the Landlords
                           under the Form of Master Lease Agreement for the 56
                           properties managed by FSQ, Inc.
     10.12*                Form of Pledge of Shares of Beneficial Interest Agreement
                           made by FSQ, Inc. for the benefit of the Landlords under the
                           Form of Master Lease Agreement for the 31 properties managed by Marriott Senior Living Services, Inc.
     10.13*                Form of Security Agreement by and among Five Star Quality
                           Care Trust and the Landlords under the Form of Master Lease
                           Agreement relating to the 56 properties managed by FSQ, Inc.
     10.14*                Form of Security Agreement by and among FS Tenant Holding
                           Company Trust and the Landlords under the Form of Master
                           Lease Agreement relating to the 31 properties managed by
                           Marriott Senior Living Services, Inc.
     11.1*                 Statement re: Computation of Per Share Earnings
     21.1*                 Subsidiaries of the Registrant
     23.1*                 Consent of Sullivan & Worcester LLP (contained in Exhibits
                           5.1 and 8.1)

EXHIBIT NO.                                        DESCRIPTION
-----------                ------------------------------------------------------------
     23.2                  Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.2)
     23.3*                 Consent of Ernst & Young LLP
     23.4*                 Consent of KPMG LLP
     23.5*                 Consent of Arthur Andersen LLP
     24.1*                 Power of Attorney
     99.1*                 Consent of John L. Harrington to being named a Director
     99.2*                 Consent of Bruce M. Gans to being named a Director
     99.3*                 Consent of Arthur G. Koumantzelis to being named a Director
     99.4*                 Form of Audit Committee Charter of the Registrant


------------------------

*   Filed previously.

# Agreement filed is illustrative of numerous other agreements to which the Registrant will be a party.

    (b) Financial Statement Schedules:

1. Schedule II -- Valuation and Qualifying Accounts of Forty-two Facilities Acquired by Senior Housing Properties Trust from Integrated Health Services, Inc.

2. Schedule II -- Valuation and Qualifying Accounts of Certain Mariner Post-Acute Network Facilities (Operated by subsidiaries of Mariner Post-Acute Network, Inc.)

    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on December 6, 2001.


                                                       FIVE STAR QUALITY CARE, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Evrett W. Benton
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                         *                           President and Chief Executive   December 6, 2001
     ----------------------------------------        Officer
                 Evrett W. Benton

              /s/ BRUCE J. MACKEY JR.                Chief Financial Officer and     December 6, 2001
     ----------------------------------------        Treasurer
                Bruce J. Mackey Jr.

               /s/ BARRY M. PORTNOY                  Director                        December 6, 2001
     ----------------------------------------
                 Barry M. Portnoy

               /s/ GERARD M. MARTIN                  Director                        December 6, 2001
     ----------------------------------------
                 Gerard M. Martin



*By:             /s/ BARRY M. PORTNOY
          ---------------------------------
                   ATTORNEY-IN-FACT
          PURSUANT TO THE POWERS OF ATTORNEY
            PREVIOUSLY PROVIDED AS PART OF
             THIS REGISTRATION STATEMENT.

                                 EXHIBIT INDEX


EXHIBIT NO.                                        DESCRIPTION
-----------                ------------------------------------------------------------
      2.1*                 Form of Agreement of Merger among the Registrant, FSQ
                           Acquisition, Inc. and FSQ, Inc.
      3.1*                 Articles of Amendment and Restatement of the Registrant
      3.2*                 Amended and Restated Bylaws of the Registrant
      4.1*                 Specimen Certificate for shares of common stock of the
                           Registrant
      4.2*                 Description of Capital Stock (contained in Exhibits 3.1 and
                           3.2)
      5.1*                 Legal Opinion of Sullivan & Worcester LLP
      5.2                  Legal Opinion of Ballard Spahr Andrews & Ingersoll, LLP
      8.1*                 Legal Opinion of Sullivan & Worcester LLP re: tax matters
     10.1*                 Form of Transaction Agreement by and among Senior Housing
                           Properties Trust, certain subsidiaries of Senior Housing
                           Properties Trust party thereto, the Registrant, certain
                           subsidiaries of the Registrant party thereto, FSQ, Inc.,
                           Hospitality Properties Trust, HRPT Properties Trust and Reit
                           Management & Research LLC
     10.2*                 Stock Purchase Agreement among Senior Housing Properties
                           Trust, SNH/CSL Properties Trust, Crestline Capital
                           Corporation and CSL Group, Inc., dated August 9, 2001
     10.2(a)*              Amendment to Stock Purchase Agreement among Senior Housing
                           Properties Trust, SNH/CSL Properties Trust, Crestline
                           Capital Corporation and CSL Group, Inc. dated November 5,
                           2001
    #10.3*                 Form of Operating Agreement
    #10.4*                 Form of Pooling Agreement
     10.5*                 Form of Shared Services Agreement between the Registrant and
                           Reit Management & Research LLC
     10.6*                 Form of Master Lease Agreement by and among certain
                           affiliates of Senior Housing Properties Trust, as Landlords, and Five Star Quality Care Trust, as Tenant, relating to the
                           56 properties managed by FSQ, Inc.
     10.7*                 Form of Master Lease Agreement by and among certain
                           affiliates of Senior Housing Properties Trust, as Landlords, and FS Tenant Holding Company Trust, as Tenant, relating to the 31 properties managed by Marriott Senior Living
                           Services, Inc.
     10.8*                 2001 Stock Option and Stock Incentive Plan
     10.9*                 Form of Guaranty Agreement made by the Registrant, as
                           Guarantor, for the benefit of the Landlords under the Form of Master Lease Agreement relating to the 56 properties
                           managed by FSQ, Inc.
     10.10*                Form of Guaranty Agreement made by the Registrant, as
                           Guarantor, for the benefit of the Landlords under the Form of Master Lease Agreement relating to the 31 properties
                           managed by Marriott Senior Living Services, Inc.
     10.11*                Form of Pledge of Shares of Beneficial Interest Agreement
                           made by the Registrant for the benefit of the Landlords
                           under the Form of Master Lease Agreement for the 56
                           properties managed by FSQ, Inc.
     10.12*                Form of Pledge of Shares of Beneficial Interest Agreement
                           made by FSQ, Inc. for the benefit of the Landlords under the
                           Form of Master Lease Agreement for the 31 properties managed by Marriott Senior Living Services, Inc.
     10.13*                Form of Security Agreement by and among Five Star Quality
                           Care Trust and the Landlords under the Form of Master Lease
                           Agreement relating to the 56 properties managed by FSQ, Inc.
     10.14*                Form of Security Agreement by and among FS Tenant Holding
                           Company Trust and the Landlords under the Form of Master
                           Lease Agreement relating to the 31 properties managed by
                           Marriott Senior Living Services, Inc.
     11.1*                 Statement re: Computation of Per Share Earnings
     21.1*                 Subsidiaries of the Registrant
     23.1*                 Consent of Sullivan & Worcester LLP (contained in Exhibits
                           5.1 and 8.1)
     23.2                  Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.2)
     23.3*                 Consent of Ernst & Young LLP
     23.4*                 Consent of KPMG LLP

EXHIBIT NO.                                        DESCRIPTION
-----------                ------------------------------------------------------------
     23.5*                 Consent of Arthur Andersen LLP
     24.1*                 Power of Attorney
     99.1*                 Consent of John L. Harrington to being named a Director
     99.2*                 Consent of Bruce M. Gans to being named a Director
     99.3*                 Consent of Arthur G. Koumantzelis to being named a Director
     99.4*                 Form of Audit Committee Charter of the Registrant


------------------------

*   Filed previously.

# Agreement filed is illustrative of numerous other agreements to which the Registrant will be a party.